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                                                                    Exhibit 10.3


                              AMENDED AND RESTATED

                        TECHNICAL CONSUMER PRODUCTS, INC.

                                2001 EQUITY PLAN

1. PURPOSE. The purpose of this Amended and Restated 2001 Equity Plan is to attract, retain and motivate employees, Directors, consultants and other independent contractors of Technical Consumer Products, Inc., a Delaware corporation and to provide to such persons incentives and rewards for superior performance.

2.        DEFINITIONS.  As used in this Plan,

     (a) "Account" means a booking account in which Deferred Stock shall be recorded and to which dividends and distributions may be credited in accordance with this Plan.

     (b) "Beneficiary" or "Beneficiaries" means the person or persons designated by a Director to receive payment of the Director's Account in the event of the death of the Director.

     (c) "Beneficiary Designation" means an agreement in substantially the form adopted and modified from time to time by the Board pursuant to which a Director may designate a Beneficiary or Beneficiaries.

     (d) "Board" means the Board of Directors of the Company and, to the extent of any delegation by the Board to a committee (or subcommittee thereof) pursuant to Section 12 of this Plan, such committee (or subcommittee).

     (e)       "Business Combination" will have the meaning provided in
          Section 8 of this Plan.

     (f)       "Change in Control" will have the meaning provided in
          Section 8 of this Plan.

     (g) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     (h) "Common Shares" means the shares of common stock, par value $0.001 per share, of the Company or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 7 of this Plan.

     (i) "Company" means Technical Consumer Products, Inc., a Delaware corporation.


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     (j)       "Compensation" means all compensation that is payable to a
          Director in cash or stock, whether as annual retainer, for attendance at Board or committee meetings, for service in committee positions or otherwise, but excluding amounts reimbursed for expenses.

     (k) "Date of Grant" means the date specified by the Board on which a grant of Option Rights will become effective (which date will not be earlier than the date on which the Board takes action with respect thereto).

     (l) "Deferred Stock" means Common Shares that may be delivered pursuant to Section 5.

     (m) "Director" means a member of the Board of Directors of the Company.

     (n) "Incentive Stock Options" means Option Rights that are intended to qualify as "incentive stock options" under Section 422 of the Code or any successor provision.

     (o) "Incumbent Board" will have the meaning provided in Section 8 of this Plan.

     (p)       "Market Value per Share" means, as of any particular date,
          (i) the closing sale price per Common Share as reported on the principal exchange on which Common Shares are then trading, if any, or, if applicable, the Nasdaq National Market System, or if there are no sales on such day, on the next preceding trading day during which a sale occurred, or (ii) if clause (i) does not apply, the fair market value of the Common Shares as determined by the Board.

     (q) "Non-Employee Director" means a Director who is not an employee of the Company or any Subsidiary.

     (r) "Optionee" means a person who is selected by the Board to receive Option Rights under this Plan and who is at the time an officer, or other employee of the Company or any of its Subsidiaries (including an executive officer), a consultant or other independent contractor or a Non-Employee Director.

     (s) "Option Price" means the purchase price payable on exercise of an Option Right.

     (t) "Option Right" means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4 of this Plan.

     (u) "Participation Agreement" means an agreement in substantially the form adopted and modified from time to time by the Board pursuant to which a Director may elect to receive his or her Compensation in Common Shares and/or Deferred Stock.

     (v) "Person" will have the meaning provided in Section 8 of this Plan.



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     (w)       "Plan" means this Amended and Restated Technical Consumer
          Products, Inc. 2001 Equity Plan (formerly known as the Technical Consumer Products, Inc. 2001 Stock Option Plan).

     (x)       "Plan Year" means the fiscal year of the Company.

     (y) "Spread" means the excess of the Market Value per Share on the date when Option Rights are surrendered in payment of the Option Price, over the Option Price provided for in the related Option Right.

     (z)       "Subsidiary" means a corporation, company or other entity
          (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company except that for purposes of determining whether any person may be a Optionee for purposes of any grant of Incentive Stock Options, "Subsidiary" means any corporation in which at the time the Company owns or controls, directly or indirectly, more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.

     (aa) "Voting Stock" means, at any time, securities entitled to vote generally in the election of Directors.

3.        SHARES AVAILABLE UNDER THE PLAN.

     (a) Subject to adjustment as provided in Section 3(b) and Section 7 of this Plan, the number of Common Shares that may be issued or transferred (i) upon the exercise of Option Rights as provided in
          Section 4; (ii) as awards to Directors in payment of their Compensation as provided in Section 5; or (iii) in payment of dividend equivalents paid with respect to awards made under the Plan will not exceed in the aggregate thirty six (36) Common Shares, plus any shares described in Section 3(b). Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

     (b) The number of shares available in Section 3(a) above shall be adjusted to account for shares relating to awards that expire, are forfeited or are transferred, surrendered or relinquished upon the payment of any Option Price by transfer to the Company of Common Stock or upon satisfaction of any withholding amount.

     (c) Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment as provided in Section 7 of this Plan, the aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed thirty six (36) Common Shares.





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4.        OPTION RIGHTS. The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Optionees of options to purchase Common Shares. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements contained in the following provisions:

     (a) Each grant will specify the number of Common Shares to which it pertains subject to the limitations set forth in Section 3 of this Plan.

     (b) Each grant will specify an Option Price per share, which, in the case of an Incentive Stock Option, may not be less than the Market Value per Share on the Date of Grant, but otherwise may be more or less than the Market Value per Share on the Date of Grant.

     (c)       Each grant will specify whether the Option Price will be payable
          (i) in cash or by check acceptable to the Company, (ii) by the actual or constructive transfer to the Company of Common Shares owned by the Optionee for at least six months (or other consideration authorized pursuant to Section 4(d)) having a value at the time of exercise equal to the total Option Price, or (iii) by a combination of such methods of payment.

     (d) The Board may determine, at or after the Date of Grant, that payment of the Option Price of any Option Right (other than an Incentive Stock Option) may also be made in whole or in part in the form of Common Shares that are forfeitable or subject to restrictions on transfer (based on the Market Value per Share on the date of exercise) or other Option Rights (based on the Spread on the date of exercise). Unless otherwise determined by the Board at or after the Date of Grant, whenever any Option Price is paid in whole or in part by means of any of the forms of consideration specified in this
          Section 4(d), the Common Shares received upon the exercise of the Option Rights will be subject to such risks of forfeiture or restrictions on transfer as may correspond to any that apply to the consideration surrendered, but only to the extent, determined with respect to the consideration surrendered, of the Spread of any unexercisable portion of Option Rights.

     (e) Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates.

     (f) Successive grants may be made to the same Optionee whether or not any Option Rights previously granted to such Optionee remain unexercised.

     (g) Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable and may provide for the earlier exercise of such Option Rights in the event of a Change in Control.

     (h) Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under




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          particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing.

     (i) The Board may, at or after the Date of Grant of any Option Rights (other than Incentive Stock Options), provide for the payment of dividend equivalents to the Optionee on either a current or deferred or contingent basis or may provide that such equivalents will be credited against the Option Price.

     (j) No Option Right will be exercisable more than 10 years from the Date of Grant.

     (k) Each grant of Option Rights will be evidenced by an agreement executed on behalf of the Company by an officer and delivered to the Optionee and containing such terms and provisions, consistent with this Plan, as the Board may approve.

5. DIRECTOR COMPENSATION. If a Director becomes entitled to receive Compensation in the form of cash, such Director may, subject to the limitations set forth in Section 3 of this Plan, elect instead to receive such Compensation in Common Shares and may further elect to have such Common Shares paid in the form of Deferred Stock in accordance with the following provisions:

     (a)       A Director who desires to receive Common Shares or Deferred
          Stock in lieu of cash Compensation for a Plan Year must complete and deliver a Participation Agreement to the Board before the first day of the Plan Year for which such cash Compensation would be earned. An election that is timely delivered shall be effective for the succeeding Plan Year and, in addition, except as otherwise specified by a Director in his or her election, shall continue to be effective from Plan Year to Plan Year until revoked or modified by written notice to the Board or until terminated automatically upon termination of the Plan. In order to be effective to revoke or modify an election with respect to Compensation for a Plan Year, a revocation or modification must be delivered prior to the first day of the Plan Year for which such Compensation would be earned.

     (b) If a Director elects to receive all or a portion of his or her Compensation for a Plan Year in the form of Common Shares, he or she shall be entitled to receive an award of a number of Common Shares equal to the Compensation earned by such Director divided by the Market Value per Share on the date such Compensation is earned (unless the Board otherwise determines).

     (c) If a Director elects to receive all or a portion of the Common Shares awarded in Section 5(b) above in the form of Deferred Stock, there shall be credited to the Director's Account as of the day such Compensation is earned, the number of shares of Deferred Stock which is equal to the number of Common Shares that would otherwise have been delivered to the Director pursuant to Section 5(b) above on such date.



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     (d)       Each grant of Deferred Stock shall be subject to a deferral period beginning on the date of crediting to the Director's Account and ending upon termination of service as a Director or such other period as the Director may have elected. The period of deferral shall be (i) for a minimum period of one year, except in the case where the Director elects a deferral period determined by reference to his termination of service as a Director; and (ii) for a maximum period of not more than 10 years after the date of termination of service as a Director. During the deferral period, the Director shall have no right to transfer any rights under his or her Deferred Stock and shall have no other rights of ownership therein.

     (e) A Director's Account will be credited as of the last day of each calendar quarter with that number of additional shares of Deferred Stock equal to the amount of cash dividends paid by the Company during such quarter on the number of Common Shares equivalent to the number of shares of Deferred Stock in the Director's Account from time to time during such quarter divided by the Market Value per Share on the last business day of such calendar quarter. Such dividend equivalents, which shall likewise be credited with dividend equivalents, shall be deferred until the end of the deferral period for the Deferred Stock with respect to which the dividend equivalents were credited.

     (f) In the event of the death of a Director, the Director's Account shall be immediately paid to the Beneficiary or Beneficiaries designated on the Director's Beneficiary Designation or, if no such designation is in effect or no Beneficiary is then living, then to the Director's estate.

     (g) Notwithstanding the foregoing, if, upon the Director's termination of service as a Director, the value of a Director's Account is less than $500, the amount of such Director's Account, at the discretion of the Board, may immediately be paid to the Director or, if the Director is deceased, to his or her Beneficiary, in cash or Common Shares.

     (h) Notwithstanding the foregoing provisions: (i) if a Change in Control occurs, the amount of each Director's Account shall immediately be paid to the Director in full; and (ii) in the event of an unforeseeable emergency, as defined in section 1.457- 2(h)(4) and
          (5) of the Income Tax Regulations, that is caused by an event beyond the control of the Director or Beneficiary and that would result in severe financial hardship to the individual if acceleration were not permitted, the Board may in its sole discretion accelerate the payment to the Director or his or her Beneficiary of his or her Account, but only up to the amount necessary to meet the emergency.

6.        TRANSFERABILITY.

     (a) Except as otherwise determined by the Board, no Option Right or Deferred Stock granted under the Plan will be transferable by an Optionee or Director, as the case may be, other than by will or the laws of descent and




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          distribution. Except as otherwise determined by the Board, Option
          Rights will be exercisable during the Optionee's lifetime only by him or her or by his or her guardian or legal representative.

     (b) The Board may specify (i) at the Date of Grant that part or all of the Common Shares that are to be issued or transferred by the Company upon the exercise of Option Rights or (ii) at the date of deferral that part or all of the Deferred Stock, will be subject to further restrictions on transfer.

7. ADJUSTMENTS. The Board may make or provide for such adjustments in the numbers of Common Shares covered by outstanding Option Rights and Deferred Stock granted hereunder, in the Option Price, and in the kind of shares covered thereby, as the Board, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Optionees or Directors that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, split- off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Board, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced. The Board may also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as the Board in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 7; PROVIDED, HOWEVER, that any such adjustment to the number specified in Section 3(c)(i) will be made only if and to the extent that such adjustment would not cause any option intended to qualify as an Incentive Stock Option to fail so to qualify.

8. CHANGE IN CONTROL. For purposes of this Plan, a "Change in Control" will mean, with respect to an Optionee or a Director, a change in control as defined in any employment, severance or other agreement between the Company and the Optionee and/or Director, or if there is no such agreement in effect that contains a definition of change in control, the occurrence of one or more of the following events:

          (a) the acquisition by any individual, entity or group (a "Person") of beneficial ownership of 35% or more of the combined voting power of the then outstanding Voting Stock of the Company; PROVIDED, HOWEVER, that the following acquisitions will not constitute a Change in Control: (1) any issuance of Voting Stock of the Company directly from the Company that is approved by the Incumbent Board (as defined below), (2) any acquisition by the Company of Voting Stock of the Company, (3) any acquisition of Voting Stock of the Company by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary of the Company, or (4) any acquisition of Voting Stock of the Company by any Person pursuant to a Business Combination (as defined below) that would not constitute a Change in Control;



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          (b) the consummation of a reorganization, amalgamation, merger or consolidation, a sale or other disposition of all or substantially all of the assets of the Company, or other transaction (each, a "Business Combination") in which all or substantially all of the individuals and entities who were the beneficial owners of Voting Stock of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, immediately following such Business Combination less than 35% of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Combination;

          (c) individuals who, as of the date of this Plan, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; PROVIDED, HOWEVER, that any individual becoming a Director subsequent to such effective date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds of the Directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director, without objection to such nomination) will be deemed to have been a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (d) the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Combination that would not constitute a Change in Control.

9. FRACTIONAL SHARES. The Company will not be required to issue any fractional Common Shares or fractional shares of Deferred Stock pursuant to this Plan. The Board may provide for the elimination of fractions or for the settlement of fractions in cash.

10. WITHHOLDING TAXES. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by an Optionee, a Director or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Optionee, Director or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit. Optionees shall also make such arrangements as the Company may require for the payment of any withholding tax obligations that may arise in connection with the dispensation of shares acquired upon the exercise of Option Rights. The Company and an Optionee, a Director or such other person may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required. In no event, however, shall the Company accept Common Stock for the payment of taxes in excess of required tax withholding rates, except that, in the discretion of the Board, an Optionee, a Director or such other person may surrender Common Stock owned for more than 6 months to satisfy any tax obligations resulting from any such transaction.



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11.       FOREIGN EMPLOYEES.  In order to facilitate the making of any grant or combination of grants under this Plan, the Board may provide for such special terms for awards to Optionees or Directors who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

12.       ADMINISTRATION OF THE PLAN.

     (a) This Plan will be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to a committee of the Board (or subcommittee thereof) consisting of not less than two Non-Employee Directors appointed by the Board. A majority of the committee (or subcommittee) will constitute a quorum, and the action of the members of the committee (or subcommittee) present at any meeting at which a quorum is present, or acts unanimously approved in writing, will be the acts of the committee (or subcommittee). To the extent of any such delegation, references in this Plan to the Board will be deemed to be references to any such committee or subcommittee.

     (b) The interpretation and construction by the Board of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights and any determination by the Board pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. No member of the Board will be liable for any such action or determination made in good faith.

13.       AMENDMENTS, ETC.

     (a) The Board may at any time and from time to time amend the Plan in whole or in part; PROVIDED, HOWEVER, that any amendment which must be approved by the stockholders of the Company in order to comply with applicable law or the rules of the Nasdaq National Market System or, if the Common Shares are not traded under the Nasdaq National Market System, the principal national securities exchange upon which the Common Shares are traded or quoted, will not be effective unless and until such approval has been obtained. Presentation of this Plan or any amendment hereof for stockholder approval will not be construed to limit the Company's authority to offer similar or dissimilar benefits under other plans without stockholder approval.



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     (b)       The Board will not, without the further approval of the
          stockholders of the Company, authorize the amendment of any outstanding Option Right to reduce the Option Price. Furthermore, no Option Right will be cancelled and replaced with awards having a lower Option Price without further approval of the stockholders of the Company. This Section 13(b) is intended to prohibit the repricing of "underwater" Option Rights and will not be construed to prohibit the adjustments provided for in Section 7 of this Plan.

     (c) The Board also may permit Optionees to elect to defer the issuance of Common Shares or the settlement of awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan. The Board also may provide that deferred issuances and settlements under this Section 13(c) include the payment or crediting of dividend equivalents or interest on the deferral amounts.

     (d) The Board may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by an Optionee and/or a Director of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to such Optionee or Director.

     (e) In case of termination of employment by reason of death, disability or normal or early retirement, or in the case of hardship or other special circumstances, of an Optionee who holds an Option Right not immediately exercisable in full, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 6(b) of this Plan, the Board may, in its sole discretion, accelerate the time at which such Option Right may be exercised or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

     (f) This Plan will not confer upon any Optionee or Director any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Optionee's or Director's employment or other service at any time.

     (g) To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.



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14.       TERMINATION.  No grant will be made under this Plan more than 10 years after the date on which this Plan is first approved by the stockholders of the Company, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.

15. AMENDMENT AND RESTATEMENT. This Plan amends and restates the 2001 Stock Option Plan, as adopted by the Board of Directors of the Company on October 16, 2001.



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